Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2020 RESULTS

•	Q1 GAAP Operating Income of $3 Million

•	Adjusted EBITDA Totaled $57 Million; Above Prior Guidance Due to Strong Performance in Clean Earth and Rail as Well as Lower Corporate Spending

•	Completed Purchase of ESOL, Furthering Transformation to an Environmental Solutions Company; Initiated Robust Integration Plan to Achieve Targeted Synergies

•	Harsco Rail SCOR Program (Supply Chain Operations Recovery) Delivering Positive Results

•	In Response to COVID-19, Broad Business Continuity Actions Implemented to Protect Stakeholders, Maintain Essential Operations and Preserve Financial Flexibility

•	Significant Financial Flexibility; Committed to Goal of Reducing 2020 Capital Spending to Support Positive Free Cash Flow and to Cost Reduction Initiatives

CAMP HILL, PA (May 8, 2020) - Harsco Corporation (NYSE: HSC) today reported first quarter 2020 results. On a U.S. GAAP ("GAAP") basis, first quarter of 2020 diluted loss per share from continuing operations was $0.11, which included strategic and acquisition integration costs as well as severance expenses incurred within Harsco Environmental to achieve improvement objectives. Adjusted diluted earnings per share from continuing operations in the first quarter of 2020 were $0.16. These figures compare with first quarter of 2019 GAAP diluted earnings per share from continuing operations of $0.13 and adjusted diluted earnings per share from continuing operations of $0.18.

GAAP operating income from continuing operations for the first quarter of 2020 was $3 million. Excluding unusual items, adjusted EBITDA was $57 million, compared to the Company's previously provided guidance range of $43 million to $48 million.

“While Harsco had a positive start to the year, with better than anticipated results in Clean Earth and Rail and the completion of our ESOL acquisition, we have had to shift our immediate priorities to include addressing the impact of the COVID-19 pandemic,” said Chairman and CEO Nick Grasberger. “During these unprecedented times, our focus is on ensuring the health and well-being of our employees and the communities in which we operate, as well as providing the services and products demanded by the critical industries that we support. To that end, our employees have risen to the challenge, and I would like to personally thank all Harsco employees for their outstanding efforts to sustain our operations, serve our customers and ensure our business continuity.

"Our team has managed through market challenges in the past, and while the severity and duration of this downturn is unknown, we are well-prepared to handle this uncertain period. Harsco has significant financial flexibility through a strong liquidity position and favorable debt maturity profile. We are also implementing the lessons learned from past cycles to shape our quick and proactive decisions in response to the pandemic, such as recently implementing actions to align our cost structure and reduce capital spending, to support positive free cash flow generation.

"In total, I am confident that the steps we have taken to build a strong and durable business model focused on environmental services and products will allow us to continue to navigate through the year. In addition, we believe our efforts will position Harsco to be able to exit this period a stronger, more resilient company, poised to capitalize on growth opportunities when the global economy eventually recovers."

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2020	Q1 2019
Revenues	$399	$330
Operating income from continuing operations - GAAP	$3	$20
Diluted EPS from continuing operations - GAAP	$(0.11)	$0.13
Adjusted EBITDA - excluding unusual items	$57	$54
Adjusted EBITDA margin - excluding unusual items	14.4%	16.3%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.16	$0.18
Note: Income statement details above and commentary below reflect that the prior Industrial segment was reclassified as Discontinued Operations in 2019. Also, adjusted earnings per share details presented throughout this release are adjusted for unusual items and acquisition-related amortization expense.

Consolidated First Quarter Operating Results

Consolidated total revenues from continuing operations were $399 million, an increase of 21 percent compared with the prior-year quarter due to higher revenues in the Company's Rail segment and the acquisition of Clean Earth in mid-2019. Foreign currency translation negatively impacted first quarter 2020 revenues by approximately $11 million compared with the prior-year period.

GAAP operating income from continuing operations was $3 million for the first quarter of 2020, compared with $20 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $57 million in the first quarter of 2020 versus $54 million in the first quarter of 2019. This increase is attributable to the Clean Earth acquisition and lower adjusted Corporate spending.

First Quarter Business Review

Environmental

($ in millions)	Q1 2020	Q1 2019	%Change
Revenues	$242	$261	(8)%
Operating income - GAAP	$11	$24	(57)%
Adjusted EBITDA - excluding unusual items	$43	$51	(16)%
Adjusted EBITDA margin - excluding unusual items	17.8%	19.6%

Environmental revenues totaled $242 million in the first quarter of 2020, compared with $261 million in the prior-year quarter. This change is attributable to foreign currency translation impacts, lower services demand from steel customers and exited contracts. The segment's GAAP operating income and adjusted EBITDA totaled $11 million and $43 million, respectively, in the first quarter of 2020. These figures compare with GAAP operating income of $24 million and adjusted EBITDA of $51 million in the prior-year period. During the quarter, Environmental initiated actions contemplated at the beginning of the year to strengthen its financial performance and competitive position. The costs to complete this program totaled approximately $5 million in the first quarter, with annualized cost benefits anticipated to be in excess of $7 million. Meanwhile, the change in the segment's adjusted EBITDA relative to the prior-year quarter is attributable to the above factors and lower commodity prices, partially offset by a reduction in selling and administrative expenses. Environmental's adjusted EBITDA margin was 17.8 percent in the first quarter of 2020.

Clean Earth

($ in millions)	Q1 2020	Q1 2019	%Change
Revenues	$79	$64	24%
Operating income - GAAP	$4	$1	nmf
Adjusted EBITDA - excluding unusual items	11	8	43%
Adjusted EBITDA margin - excluding unusual items	13.7%	11.8%
Note: The 2019 financial information provided above and discussed below for Clean Earth is not incorporated within Harsco's consolidated results and is provided only for comparison purposes.

Clean Earth revenues totaled $79 million, representing an increase of 24 percent compared with the prior-year quarter. Segment operating income and adjusted EBITDA in the first quarter of 2020 totaled $4 million, and $11 million, respectively. These figures compare favorably with $1 million and $8 million, respectively, in the prior-year period (2019 figures do not include corporate cost allocation). The increase in revenues and earnings is attributable to higher hazardous and non-hazardous volumes, with growth most pronounced for dredged material processing. Clean Earth's adjusted EBITDA margin was 13.7 percent in the first quarter of 2020.

Rail

($ in millions)	Q1 2020	Q1 2019	%Change
Revenues	$78	$69	14%
Operating income - GAAP	$6	$5	20%
Adjusted EBITDA - excluding unusual items	$8	$9	(16)%
Adjusted EBITDA margin - excluding unusual items	9.9%	13.4%

Rail revenues increased 14 percent to $78 million, primarily due to higher global demand for maintenance equipment. The segment's operating income and adjusted EBITDA totaled $6 million and $8 million, respectively, in the first quarter of 2020. These figures compare with operating income of $5 million and adjusted EBITDA of $9 million in the prior-year quarter. The EBITDA change year-on-year is attributable to a less favorable mix of equipment, partially offset by lower administrative expense and a more favorable mix of contract services in the most-recent quarter. Rail's adjusted EBITDA margin was 9.9 percent in the first quarter of 2020.

Cash Flow

Net cash used by operating activities totaled $12 million in the first quarter of 2020, compared with net cash provided by operating activities of $15 million in the prior-year period. Free cash flow was $(26) million (before transaction expenses) in the first quarter of 2020, compared with $(20) million in the prior-year period. The change in free cash flow compared with the prior-year quarter is attributable to changes in net cash from operating activities, including the impact of higher cash interest payments, partially offset by lower capital expenditures.

Business Continuity / 2020 Outlook

Harsco is operating as an essential business in each of its segments in the United States and almost entirely around the world. The Company has taken significant actions, as previously disclosed, to protect its stakeholders and minimize the operational and financial impacts of the pandemic on the business, while continuing to provide customers with essential products and services. As part of these efforts, Harsco has implemented work safety and flexibility measures to keep employees and customers healthy, as facilities remain operational.

Harsco has also taken measures to adjust its cost structure and reduce capital expenditures, with the goal of improving free cash flow for the year and preserving its financial flexibility and strong liquidity position. To that end, the Company intends to lower 2020 capital spending by approximately $75 million. In addition, Harsco recently executed actions to reduce operating costs by approximately $15 million over the next two quarters ($30 million annualized), while maintaining the ability to take further cost actions if necessary. The Company has also chosen to defer pension and certain tax cash payments and to pursue governmental benefit reimbursements within the scope of various pandemic-related legislation for countries within which it operates.

Lastly, as also previously announced, Harsco will not be providing detailed guidance for the time being given the uncertainty around the pandemic and its evolving impact on relevant markets. While underlying business conditions currently vary across markets, the Company expects that sluggish customer demand and business disruptions will persist for some time. The extent and duration of these impacts cannot be quantified at this time. As a result, Harsco will provide formal guidance when visibility improves, and it deems appropriate.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (844) 467-8153 or (270) 855-8732. Enter Conference ID number 7929498. Listeners are advised to dial in at least five minutes prior to the call.

Forward-Looking Statements

The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to the COVID-19 coronavirus pandemic and governmental and market reactions to the COVID-19 coronavirus pandemic; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the amount and timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by the COVID-19 coronavirus pandemic) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2020	2019
Revenues from continuing operations:
Service revenues	$291,339	$229,520
Product revenues	107,502	100,382
Total revenues	398,841	329,902
Costs and expenses from continuing operations:
Cost of services sold	236,319	181,871
Cost of products sold	80,149	69,309
Selling, general and administrative expenses	72,499	56,406
Research and development expenses	1,260	749
Other expenses, net	5,733	1,743
Total costs and expenses	395,960	310,078
Operating income from continuing operations	2,881	19,824
Interest income	193	533
Interest expense	(12,649)	(5,507)
Unused debt commitment and amendment fees	(488)	—
Defined benefit pension income (expense)	1,589	(1,338)
Income (loss) from continuing operations before income taxes and equity income	(8,474)	13,512
Income tax benefit (expense)	682	(1,219)
Equity income of unconsolidated entities, net	96	21
Income (loss) from continuing operations	(7,696)	12,314
Discontinued operations:
Gain on sale of discontinued business	18,462	—
Income (loss) from discontinued businesses	(225)	13,750
Income tax expense related to discontinued businesses	(9,314)	(3,527)
Income from discontinued operations	8,923	10,223
Net income	1,227	22,537
Less: Net income attributable to noncontrolling interests	(1,086)	(1,840)
Net income attributable to Harsco Corporation	$141	$20,697
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(8,782)	$10,474
Income from discontinued operations, net of tax	8,923	10,223
Net income attributable to Harsco Corporation common stockholders	$141	$20,697
Weighted-average shares of common stock outstanding	78,761	79,907
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.11)	$0.13
Discontinued operations	0.11	0.13
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$—	$0.26
Diluted weighted-average shares of common stock outstanding	78,761	81,653
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.11)	$0.13
Discontinued operations	0.11	0.13
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$—	$0.25	(a)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	March 31 2020	December 31 2019
ASSETS
Current assets:
Cash and cash equivalents	$66,488	$57,259
Restricted cash	2,300	2,473
Trade accounts receivable, net	320,710	309,990
Other receivables	18,685	21,265
Inventories	167,890	156,991
Current portion of contract assets	50,499	31,166
Current portion of assets held-for-sale	540	22,093
Other current assets	53,668	51,575
Total current assets	680,780	652,812
Property, plant and equipment, net	533,349	561,786
Right-of-use assets, net	50,491	52,065
Goodwill	727,882	738,369
Intangible assets, net	294,720	299,082
Deferred income tax assets	9,476	14,288
Assets held-for-sale	—	32,029
Other assets	50,472	17,036
Total assets	$2,347,170	$2,367,467
LIABILITIES
Current liabilities:
Short-term borrowings	$4,820	$3,647
Current maturities of long-term debt	2,758	2,666
Accounts payable	181,760	176,755
Accrued compensation	33,492	37,992
Income taxes payable	15,956	18,692
Insurance liabilities	9,844	10,140
Current portion of advances on contracts	47,822	53,906
Current portion of operating lease liabilities	12,421	12,544
Current portion of liabilities of assets held-for-sale	—	11,344
Other current liabilities	141,877	137,208
Total current liabilities	450,750	464,894
Long-term debt	789,619	775,498
Insurance liabilities	17,019	18,515
Retirement plan liabilities	164,499	189,954
Advances on contracts	53,775	6,408
Operating lease liabilities	35,561	36,974
Liabilities of assets held-for-sale	—	12,152
Other liabilities	77,077	73,413
Total liabilities	1,588,300	1,577,808
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,219	143,400
Additional paid-in capital	201,856	200,595
Accumulated other comprehensive loss	(616,476)	(587,622)
Retained earnings	1,824,241	1,824,100
Treasury stock	(842,987)	(838,893)
Total Harsco Corporation stockholders’ equity	710,853	741,580
Noncontrolling interests	48,017	48,079
Total equity	758,870	789,659
Total liabilities and equity	$2,347,170	$2,367,467

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$1,227	$22,537
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	29,933	30,204
Amortization	6,557	3,045
Deferred income tax expense	4,412	595
Equity in income of unconsolidated entities, net	(96)	(21)
Gain on sale from discontinued business	(18,462)	—
Other, net	(2,007)	(279)
Changes in assets and liabilities:
Accounts receivable	(22,050)	(3,270)
Inventories	(16,412)	(14,448)
Contract assets	(20,311)	6,770
Right-of-use assets	3,429	3,895
Accounts payable	12,308	3,099
Accrued interest payable	(9,891)	89
Accrued compensation	(2,752)	(19,924)
Advances on contracts	40,464	(3,406)
Operating lease liabilities	(3,358)	(3,913)
Retirement plan liabilities, net	(15,534)	(9,403)
Income taxes payable - Gain on sale of discontinued businesses	3,843	—
Other assets and liabilities	(2,836)	(732)
Net cash provided (used) by operating activities	(11,536)	14,838
Cash flows from investing activities:
Purchases of property, plant and equipment	(27,894)	(36,407)
Purchase of businesses, net of cash acquired	(4,157)	680
Proceeds from sale of business, net	37,219	—
Proceeds from sales of assets	2,185	1,177
Expenditures for intangible assets	(58)	—
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	11,327	(4,091)
Net cash provided (used) by investing activities	18,622	(38,641)
Cash flows from financing activities:
Short-term borrowings, net	3,697	(3,578)
Current maturities and long-term debt:
Additions	52,875	56,998
Reductions	(38,709)	(1,700)
Sale of noncontrolling interests	—	876
Stock-based compensation - Employee taxes paid	(3,437)	(8,237)
Deferred financing costs	(1,632)	—
Net cash provided by financing activities	12,794	44,359
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(10,824)	(17)
Net increase in cash and cash equivalents, including restricted cash	9,056	20,539
Cash and cash equivalents, including restricted cash, at beginning of period	59,732	67,146
Cash and cash equivalents, including restricted cash, at end of period	$68,788	$87,685

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2020 (b)		March 31, 2019 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$241,559	$10,520	$261,312	$24,497
Harsco Clean Earth (a)	78,812	4,245	—	—
Harsco Rail	78,470	6,472	68,590	5,389
Corporate	—	(18,356)	—	(10,062)
Consolidated Totals	$398,841	$2,881	$329,902	$19,824

(a)	The Company's acquisition of Clean Earth closed on June 28, 2019.

(b)	The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Consolidated Statement of Operations for all periods presented.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (LOSS) AS REPORTED (Unaudited)
	Three Months Ended
	March 31
	2020		2019
Diluted earnings (loss) per share from continuing operations as reported	$(0.11)		$0.13
Corporate strategic costs (a)	0.17		0.03
Harsco Environmental Segment severance costs (b)	0.07		—
Harsco Environmental Cumulative translation adjustment liquidation (c)	—		(0.03)
Harsco Rail Segment improvement initiative costs (d)	—		0.03
Corporate unused debt commitment and amendment fees (e)	0.01		—
Harsco Environmental Segment change in fair value to contingent consideration liability (f)	—		—
Taxes on above unusual items (g)	(0.03)		(0.01)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	$0.10	(h)	$0.16	(h)
Acquisition amortization expense, net of tax	0.06		0.02
Adjusted diluted earnings per share from continuing operations	$0.16		$0.18

(a)	Costs at Corporate associated with supporting and executing the Company's growth strategy (Q1 2020 $13.8 million pre-tax; Q1 2019 $2.7 million pre-tax).

(b)	Harsco Environmental Segment severance costs (Q1 2020 $5.2 million pre-tax).

(c)	Harsco Environmental Segment gain related to the liquidation of cumulated translation adjustment related to an exited country (Q1 2019 $2.3 million pre-tax).

(d)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q1 2019 $2.6 million pre-tax).

(e)	Costs at Corporate related to the new term loan under its existing senior secured credit facilities (Q1 2020 $0.5 million pre-tax).

(f)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q1 2019 $0.4 million pretax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(g)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(h)	Does not total due to rounding.
The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2020:
Operating income (loss) as reported	$10,520	$4,245	$6,472	$(18,356)	$2,881
Corporate strategic costs	—	—	—	13,763	13,763
Harsco Environmental Segment severance costs	5,160	—	—	—	5,160
Operating income (loss) excluding unusual items	15,680	4,245	6,472	(4,593)	21,804
Depreciation and amortization	27,311	6,519	1,299	513	35,642
Adjusted EBITDA	$42,991	$10,764	$7,771	$(4,080)	$57,446
Revenues as reported	$241,559	$78,812	$78,470		$398,841
Adjusted EBITDA margin (%)	17.8%	13.7%	9.9%		14.4%

Three Months Ended March 31, 2019:
Operating income (loss) as reported	$24,497	$—	$5,389	$(10,062)	$19,824
Corporate strategic costs	—	—	—	2,739	2,739
Harsco Rail Segment improvement initiative costs	—	—	2,648	—	2,648
Harsco Environmental Segment cumulative translation adjustment liquidation	(2,271)	—	—	—	(2,271)
Harsco Environmental Segment change in fair value to contingent consideration liability	369	—	—	—	369
Operating income (loss) excluding unusual items	22,595	—	8,037	(7,323)	23,309
Depreciation and amortization	28,705	—	1,167	659	30,531
Adjusted EBITDA	$51,300	$—	$9,204	$(6,664)	$53,840
Revenues as reported	$261,312	$—	$68,590		$329,902
Adjusted EBITDA margin (%)	19.6%		13.4%		16.3%
(a) The Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2019:
Operating income (loss) as reported	$27,577	$—	$9,443	$(19,221)	$17,799
Corporate strategic costs	—	—	—	12,390	12,390
Harsco Environmental Segment provision for doubtful accounts	5,359	—	—	—	5,359
Harsco Environmental Segment change in fair value to contingent consideration liability	(3,879)	—	—	—	(3,879)
Harsco Rail Segment improvement initiative costs	—	—	1,152	—	1,152
Operating income (loss) excluding unusual items	29,057	—	10,595	(6,831)	32,821
Depreciation and amortization	28,497	—	1,209	718	30,424
Adjusted EBITDA	$57,554	$—	$11,804	$(6,113)	$63,245
Revenues as reported	$269,338	$—	$81,560		$350,898
Adjusted EBITDA margin (%)	21.4%		14.5%		18.0%
(a) The Company's acquisition of Clean Earth closed on June 28, 2019. Revenues and operating income for the three months ended June 30, 2019 are immaterial.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2019:
Operating income (loss) as reported	$32,794	$11,308	$12,115	$(9,472)	$46,745
Corporate strategic costs	—	—	—	2,743	2,743
Harsco Clean Earth Segment severance costs	—	1,254	—	—	1,254
Harsco Environmental Segment change in fair value to contingent consideration liability	(906)	—	—	—	(906)
Harsco Rail Segment improvement initiative costs	—	—	845	—	845
Harsco Environmental Segment provision for doubtful accounts	815	—	—	—	815
Harsco Environmental Segment site exit related	(156)	—	—	—	(156)
Operating income (loss) excluding unusual items	32,547	12,562	12,960	(6,729)	51,340
Depreciation and amortization	27,308	6,192	1,276	716	35,492
Adjusted EBITDA	$59,855	$18,754	$14,236	$(6,013)	$86,832
Revenues as reported	$260,883	$87,639	$74,633		$423,155
Adjusted EBITDA margin (%)	22.9%	21.4%	19.1%		20.5%

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2019:
Operating income (loss) as reported	$27,430	$8,701	$(3,239)	$(12,981)	$19,911
Corporate strategic costs	—	—	—	7,280	7,280
Harsco Environmental Segment change in fair value to contingent consideration liability	(4,089)	—	—	—	(4,089)
Harsco Clean Earth Segment change in fair value to contingent consideration liability	—	825	—	—	825
Harsco Clean Earth Segment severance costs	—	601	—	—	601
Harsco Rail Segment improvement initiative costs	—	—	185	—	185
Operating income (loss) excluding unusual items	23,341	10,127	(3,054)	(5,701)	24,713
Depreciation and amortization	27,616	6,663	1,223	644	36,146
Adjusted EBITDA	$50,957	$16,790	$(1,831)	$(5,057)	$60,859
Revenues as reported	$243,314	$81,883	$74,590		$399,787
Adjusted EBITDA margin (%)	20.9%	20.5%	(2.5)%		15.2%

Twelve Months Ended December 31, 2019:
Operating income (loss) as reported	$112,298	$20,009	$23,708	$(51,736)	$104,279
Corporate strategic costs	—	—	—	25,152	25,152
Harsco Environmental Segment change in fair value to contingent consideration liability	(8,505)	—	—	—	(8,505)
Harsco Environmental Segment provision for doubtful accounts	6,174	—	—	—	6,174
Harsco Rail Segment improvement initiative costs	—	—	4,830	—	4,830
Harsco Environmental Segment site exit related	(2,427)	—	—	—	(2,427)
Harsco Clean Earth Segment severance costs	—	1,855	—	—	1,855
Harsco Clean Earth Segment change in fair value to contingent consideration liability	—	825	—	—	825
Operating income (loss) excluding unusual items	107,540	22,689	28,538	(26,584)	132,183
Depreciation and amortization	112,126	12,855	4,875	2,738	132,594
Adjusted EBITDA	$219,666	$35,544	$33,413	$(23,846)	$264,777
Revenues as reported	$1,034,847	$169,522	$299,373		$1,503,742
Adjusted EBITDA margin (%)	21.2%	21.0%	11.2%		17.6%
(a) The Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2020	2019
Net cash provided (used) by operating activities	$(11,536)	$14,838
Less capital expenditures	(27,894)	(36,407)
Less expenditures for intangible assets	(58)	—
Plus capital expenditures for strategic ventures (a)	1,139	843
Plus total proceeds from sales of assets (b)	2,185	1,177
Plus transaction-related expenditures (c)	9,979	—
Free cash flow	$(26,185)	$(19,549)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.

(c)	Expenditures directly related to the Company's acquisition and divestiture transactions.

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. ThIs measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.